UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2012

OLD NATIONAL BANCORP

(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana 47708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 30, 2012, Old National Bancorp reported its results for the fourth quarter and full year of 2011. The press release is included as Exhibit 99.1 hereto and is incorporated herein by reference. Old National Bancorp also released the financial trends including its fourth-quarter and full-year 2011 results. The financial trends are included as Exhibit 99.2 hereto and are incorporated herein by reference. In connection therewith, a slide presentation outlining fourth-quarter and full-year 2011 earnings, recent strategic developments and the company’s financial outlook will be available on Old National’s website to compliment the conference call to be held on January 30, 2012, at 10:00 a.m. CST and will be accessible at http://www.oldnational.com before the conference call begins.

Item 8.01 Other Events

On January 30, 2012, Old National Bancorp issued a press release disclosing certain information relevant to the previously announced pending merger of Indiana Community Bancorp with and into Old National Bancorp. A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished herewith:

The following exhibits are furnished herewith and this list constitutes the exhibit index:

99.1	Press Release issued by Old National Bancorp on January 30, 2012

99.2	Financial Trends issued by Old National Bancorp on January 30, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012

OLD NATIONAL BANCORP

By:	/s/ Christopher A. Wolking
Christopher A. Wolking Senior Executive Vice President and Chief Financial Officer

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